UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Bionik Laboratories Corp.
(Name of Registrant as Specified In Its Charter)

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BIONIK LABORATORIES CORP.

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

NEW MEETING DATE NOVEMBER 6, 2017

Notice is hereby given that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Bionik Laboratories Corp. (“we,” “our,” “us,” “Bionik” or the “Company”), previously scheduled to be held on September 14, 2017, has been postponed until November 6, 2017, at 10:00 a.m. Eastern Time, at the Company’s offices, located at 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9.

As disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017, among other things, Bionik increased the size of its Board of Directors from five to six members and appointed Remi Gaston Dreyfus to the Board effective as of September 1, 2017.

In light of the foregoing, we decided to postpone the Annual Meeting to provide stockholders with time to consider and vote on a revised slate of nominees for election to the Board which now includes Mr. Dreyfus with the other individuals previously nominated by the Board (namely Peter Bloch, Michal Prywata, Eric Michel Dusseux (the Company’s newly appointed Chief Executive Officer), and Marc Mathieu). Robert Hariri, who was previously nominated to the Board for an additional term, resigned as a member of our Board effective as of October 3, 2017.

At the Annual Meeting, stockholders of record as of the close of business on September 20, 2017, will be asked to consider and act upon the following matters, as more fully described in this revised Proxy Statement:

(1)	To elect five directors of our Company to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)	To approve an amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of its issued and outstanding Common Stock of up to 1:40;

(3)	To approve an amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 shares;

(4)	To ratify the appointment of MNP LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the revised proxy statement accompanying this notice. The Board of Directors fixed the close of business on September 20, 2017 as the record date for the determination of the holders of our Common Stock and Exchangeable Shares (as defined in the accompanying revised proxy statement) entitled to notice of, and to vote at, the meeting. Accordingly, only stockholders of record on our books at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof. The Board of Directors may postpone or adjourn the meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

Stockholders are cordially invited to attend the Annual Meeting. If you wish to vote shares held in your name at the Annual Meeting, please bring your proxy card or voting instruction form (for holders of Exchangeable Shares), and picture identification to the meeting. Please note that Bionik shares may only be voted by the record owner of the shares, so the holders of Bionik shares held in the name of an intermediary and who wish to vote those shares in person at the meeting must obtain a valid proxy from the intermediary in order to vote the shares in person at the meeting.

Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the revised proxy statement, please vote, at your earliest convenience, by completing, signing and returning your proxy card or voting instruction form (for holders of Exchangeable Shares) by mail or by internet voting. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy or voting instructions, as the case may be, will be revoked automatically and only your vote at the Annual Meeting will be counted.

YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) A PAPER PROXY CARD, COMPLETED, SIGNED AND RETURNED BY MAIL, OR BY INTERNET, IF YOU ARE A HOLDER OF OUR COMMON STOCK, (ii) A PAPER VOTING INSTRUCTION FORM PROVIDED TO THE TRUSTEE OF OUR SPECIAL VOTING PREFERRED STOCK, COMPLETED, SIGNED AND RETURNED BY MAIL TO THE TRUSTEE, IF YOU ARE A HOLDER OF OUR EXCHANGEABLE SHARES, OR (iii) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By Order of the Board of Directors

/s/ Eric Michel Dusseux

Chief Executive Officer

Toronto, Ontario

October 5, 2017

BIONIK LABORATORIES CORP.

REVISED PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

November 6, 2017

This revised proxy statement amends and restates in its entirety the Definitive Proxy Statement on Schedule 14A previously filed on August 15, 2017 by Bionik Laboratories Corp. (“we,” “our,” “us,” “Bionik” or the “Company”), and is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or “Board”) of the Company, to be voted at the annual meeting of stockholders (the “Annual Meeting”) to be held at the offices of the Company at 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9 on November 6, 2017 at 10:00 a.m., Eastern Time, or at any adjournment or postponement of the meeting.

This revised proxy statement and form of proxy will first be sent to stockholders on or about October 5, 2017.

The cost of the Annual Meeting, including the cost of preparing and delivering this revised proxy statement and proxy, will be borne by us. We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation, or the services of a proxy solicitation agent at a predetermined fee. We will also request banks, brokers and others who hold our voting securities in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse such nominees for reasonable out-of-pocket expenses which they may incur in so doing.

Stockholders Entitled to Vote

The holders of record of our Common Stock, $0.001 par value per share (“Common Stock”), and the holder of the sole share of the Special Voting Preferred Stock, $0.001 par value per share (the “Special Voting Preferred Stock”), as of September 20, 2017 are entitled to notice of and to vote at the annual meeting. The holder of the Special Voting Preferred Stock holds the share as trustee for the holders of exchangeable shares (“Exchangeable Shares”) of our indirect subsidiary Bionik Laboratories Inc. (“Bionik Canada”) as set forth in the Voting and Exchange Trust Agreement among the Company, Bionik Canada and Computershare Trust Company of Canada (the “Trustee”), dated February 26, 2015 (the “Trust Agreement”). The Exchangeable Shares were issued in connection with the acquisition by us of Bionik Canada on February 26, 2015. The Exchangeable Shares have substantially the same economic and voting rights as our Common Stock, and holders are entitled to instruct the Trustee as to how to vote their Exchangeable Shares or they may attend the annual meeting and exercise their vote personally.

Each share of Common Stock is entitled to one vote. The one share of Special Voting Preferred Stock is entitled to an aggregate number of votes equal to the number of Exchangeable Shares issued and outstanding as of the record date. However, the Trustee will exercise each vote attached to the Special Voting Preferred Stock only on the basis of instructions received from the holders of record of the Exchangeable Shares. In the absence of instructions from a holder as to voting, the Trustee will not exercise any voting rights with respect to the Exchangeable Shares held by such holder. The holders of the Common Stock and the holder of the Special Voting Preferred Stock vote together as a single class.

Voting Your Shares

Common Stock

Holders of our Common Stock may elect to vote in one of three methods:

•	By Mail – You may vote your shares by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy” (each or any of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board of Directors, as described below.

•	By Internet – You may vote your shares by Internet by going to www.vstocktransfer.com/proxy. Follow the instructions included in the proxy card to vote by internet.

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•	In Person – You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), you must present a proxy from that Nominee in order to verify that the Nominee has not voted your shares on your behalf.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

Exchangeable Shares

Holders of Exchangeable Shares are receiving these proxy materials in accordance with the provisions of the Exchangeable Shares and the Trust Agreement. If you are a holder of record of Exchangeable Shares, there are two ways to vote your Exchangeable Shares:

•	By Mail – You may vote by signing and returning the enclosed voting instruction form to the Trustee. This form permits you to instruct the Trustee to vote at the Annual Meeting through its share of the Special Voting Preferred Stock. The Trustee must receive your voting instruction by 5:00 p.m. (Toronto Time) on November 5, 2017, at the address indicated on the voting instruction form or for an adjourned meeting not less than 48 hours before the time set for the holding of the adjourned meeting. This will give the Trustee time to tabulate the voting instructions and vote on your behalf.

•	In Person – If you wish to attend the meeting and vote in person rather than have the Trustee exercise voting rights on your behalf, you may instruct the Trustee (by following the procedures set forth in the enclosed voting instruction form) to give you or your designee a proxy to exercise the voting rights personally at the Annual Meeting. You may also instruct the Trustee to give a proxy to a designated representative of Bionik to exercise such voting rights.

Only holders of Exchangeable Shares whose names appear on the records of Bionik as the registered holders of Exchangeable Shares on the Record Date are entitled to instruct the Trustee as to how to exercise voting rights in respect of their Exchangeable Shares at the Annual Meeting. If on the Record Date your Exchangeable Shares were held, not in your name, but rather in the name of a Nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials, if you have received them, are being forwarded to you by that Nominee. The Nominee holding your account is considered to be the stockholder of record for purposes of instructing the Trustee as to how to vote your Exchangeable Shares. As a beneficial owner, you have the right to direct your Nominee on how to instruct the Trustee to vote your Exchangeable Shares.

Quorum and Votes Required to Approve Proposals

On September 20, 2017, there were a total of 54,135,279 shares of Common Stock and 47,909,336 Exchangeable Shares outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock and Exchangeable Shares entitled to vote at the meeting will constitute a quorum for the transaction of business at the annual meeting.

Executed proxies that contain no instructions will be voted:

•	FOR each of the individuals nominated to be a director;

•	FOR the resolution approving an amendment to our certificate of incorporation to effect a reverse split of our issued and outstanding Common Stock of up to 1:40;

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•	FOR the resolution approving the amendment of our restated certificate of incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 shares;

•	FOR the ratification of appointment of MNP LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018; and

•	In accordance with the judgment of the persons named as proxies in the form of proxy on such other business or matters which may properly come before the annual meeting.

Other than the matters set forth in the Notice of Annual Meeting accompanying this proxy statement, we know of no matters to be brought before the annual meeting.

Brokers and other nominees who hold Common Stock in “street name” and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes from brokers on non-routine proposals are referred to as broker non-votes. Proposals such as the ratification of the independent registered public accounting firm are considered routine. The election of directors and proposals regarding the reverse stock split and the increase in the authorized shares are non-routine. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted for the election of directors or the proposal regarding compensation. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

There are different voting requirements for the various proposals:

•	Directors are elected by a plurality of votes cast at the annual meeting (assuming a quorum is present). Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

•	The vote on the amendment to our certificate of incorporation to (a) effect a reverse stock split of our issued and outstanding Common Stock and (b) increase the number of authorized shares of Common Stock, in each case will be approved if it receives the affirmative vote of the holders of a majority of the shares of Common Stock and Exchangeable Shares, voting together as a single class, outstanding and entitled to vote on the matter, either in person or by proxy, at the Annual Meeting. With regard to these resolutions, an abstention, a “broker non-vote,” or a failure to submit a proxy card or vote at the Annual Meeting will have the same effect as voting “AGAINST” these proposals.

•	The ratification of appointment of our independent registered public accountant will be approved if it receives the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions and broker non-votes will have no effect on this resolution.

Revocation of Proxy or Voting Instruction Form

If you are a holder of Common Stock, you may revoke your proxy at any time before the proxy is voted at the Annual Meeting. This can be done by either submitting another properly completed proxy (either card or through the internet) with a later date, sending a written notice of revocation to the Company with a later date or by attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify a Company representative at the Annual Meeting of your desire to revoke your proxy and vote in person. Written notice revoking a proxy should be sent to the tabulation agent or to Leslie Markow, Chief Financial Officer, at 483 Bay Street, N105, Toronto, Ontario Canada M5G 2C9.

If you are a holder of Exchangeable Shares, you have the right to revoke any instructions previously given to the Trustee by giving written notice of revocation of such instructions to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction by 5:00 p.m., Eastern time on November 5, 2017, at the address indicated on the voting instruction form or for an adjourned meeting not less than 48 hours before the time set for the holding of the adjourned meeting.

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YOUR VOTE IS IMPORTANT. PLEASE RETURN THE PROXY BY MAIL PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card and Voting Instruction Form)

The Board of Directors currently consists of five members, with one vacancy as a result of the October 3, 2017 resignation of Robert Hariri. All of such members have been nominated to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The five nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors.

Directors

The following table reflects our directors nominated for election to the Board of Directors as of the date of this proxy statement:

Name	Age	Position

Peter Bloch	58	Chairman of the Board
Eric Michel Dusseux	49	Chief Executive Officer and Director
Michal Prywata	26	Chief Technology Officer and Director
Marc Mathieu	58	Director
Remi Gaston Dreyfus	62	Director

The following information summarizes the business experience of our directors:

Peter Bloch: Chairman of the Board of Directors. Mr. Bloch has served as the Company’s Chairman of the Board of Directors since February 2014 and as a consultant since September 1, 2017. Mr. Bloch previously served as the Company’s Chief Executive Officer from April 2013 to September 1, 2017. From April 2012 to April 2013, Mr. Bloch served as our Chief Financial Officer. Mr. Bloch is a CPA, CA with a track record of building both public and private technology companies, mainly in the life sciences industry. From January 2008 to February 2009, Mr. Bloch served as the Chief Financial Officer of Just Energy, a public electricity and gas company. Since December 2011, Mr. Bloch has also served as a Director for EnerSpar Corp. His past 25 years of executive management experience includes serving as Chief Financial Officer and joint interim CEO of Sanofi Canada Inc., the Canadian affiliate of Sanofi, a global healthcare leader; Chief Financial Officer of Intellivax Inc., a biotechnology company which was sold to GlaxoSmithKline for $1.75 billion; founder of Tribute Pharmaceuticals, a specialty pharmaceutical company; and Chief Financial Officer of Gennum Corporation, a public semiconductor company focused on the TV and medical device market. These companies have ranged in size from start-ups to companies with revenues of over $2 billion. In these roles, Mr. Bloch has secured significant funding for both private and public companies, gained experience with initial public offerings and led a number of acquisitions and partnership transactions. We believe Mr. Bloch is qualified to serve as Chairman of the Board of Directors due to his public service experience, experience in the biotechnology and pharmaceuticals industries and his business contacts.

Dr. Eric Michel Dusseux: Director and Chief Executive Officer. Dr. Dusseux has served as the Company’s Chief Executive Officer since September 1, 2017 and has served as a director since July 22, 2017. He was previously the President Europe at Auregen BioTherapeutics SA and was a director at Auregen BioTherapeutics Inc., which is translating 3D bioprinting technology for innovative treatments for patients with rare disorders, since February 2017. Prior to that, from November 2016 through January 2017, Dr. Dusseux was President Europe at Bemido SA, a family office. From September 2012 to October 2016, Dr. Dusseux was an Executive Committee Member in the Corporate Strategy Department of Sanofi Pasteur SA, the vaccines division of Sanofi, a global healthcare leader, where he led corporate strategy, business intelligence, and international business development. He has also served in key roles at GlaxoSmithKline Biologicals from January 2008 to June 2012, leading product development and business growth strategy. Dr. Dusseux also gained significant experience providing strategic advice for numerous pharmaceutical, medical device, payer and biotechnology clients, while working for the Boston Consulting Group from 2002 to 2007. We believe that Dr. Dusseux is qualified as a board member of the Company because of his substantial strategic and leadership experience within the healthcare industry.

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Michal Prywata: Chief Technology Officer and Director. Mr. Prywata is the co-founder of Bionik Canada and has served as our Chief Technology Officer since June 2017, Chief Operating Officer from April 2013 to June 2017, and as a director since March 2011. Mr. Prywata previously served as our Chief Executive Officer from March 2011 to April 2013. Mr. Prywata studied biomedical engineering at Ryerson University until the end of his second year, with a focus on electronics and software development for medical products. He has a track record of winning technology showcases and inventing technologies that address significant unmet needs and untapped markets. He has spent the past 5 years with Bionik Canada, managing technological advancements, managing day-to-day operations, and developing concepts into products. In addition, Mr. Prywata, together with his co-founder and Mr. Bloch, was responsible for raising and securing initial seed capital and subsequent capital raises. Mr. Prywata is the co-inventor of the Company’s ARKE technology platform. Mr. Prywata serves as a member of the Board of Directors due to his being a founder of the Company and his current executive position with the Company. We also believe that Mr. Prywata is qualified due to his experience in the medical device industry.

Marc Mathieu: Director. Mr. Mathieu has been a director since May 12, 2015. Mr. Mathieu has been the U.S. Chief Marketing Officer of Samsung North America since June 2015. Prior to that, from April 2011 to June 2015, he was Senior Vice President of Global Marketing at Unilever, where he was responsible for the development of Unilever’s global marketing strategy. Mr. Mathieu has also overseen the implementation of pivotal programs such as Project Sunlight, the first Unilever brand consumer initiative to motivate millions of people to adopt more sustainable lifestyles, and The Unilever Foundry, a platform that provides a single entry-point for innovative start-ups seeking to partner with Unilever. Since January 2011, Mr. Mathieu has been the Chairman and Co-founder of We & Co, a social app for people who provide and enjoy great service. From January 2009 through August 2011, Mr. Mathieu founded and was principal of the strategic brand consultancy, BeDo, which worked to build brands with purpose and fuse marketing and sustainability agendas. From 1996 through 2008, Mr. Mathieu held various positions at Coca-Cola, culminating in Senior Vice President Global Brand Marketing. He sits on the Advisory Panel of the Guardian Digital and Media network and writes for Marketing Week magazine. He is a regular conference and keynote speaker on themes such as the Future of Marketing. Mr. Mathieu has a passion for theatre and sits on the Board of Directors for the Almeida Theatre and Punchdrunk. We believe Mr. Mathieu is qualified to serve as a member of the Board of Directors due to his marketing experience.

Remi Gaston Dreyfus: Director. Mr. Dreyfus has been a director of the Company since September 1, 2017. Since 2014, Mr. Dreyfus has been board member of the auction company Christie’s in Paris. Since 2007, Mr. Dreyfus has been the CEO and Founder of RGD Investissements S.A.S. in Paris, a developer of and investor in real estate assets in Paris. Prior to 2007, Mr. Dreyfus was a shareholder, Chairman and CEO of the Photo-Journalism group A.G.I. (including Gamma Press Agency). Mr. Dreyfus was a co-founder of a Parisian law firm in 1984, and was a French lawyer until 1992. We believe that Mr. Dreyfus is qualified to serve as a member of the Board of Directors due to his experience as a director of Christie’s, his legal training, and his experience as a real estate investor.

There are no family relationships among any of our current or proposed officers and directors, except for Mr. Mathieu and Mr. Dreyfus, who are brothers-in-law.

Our officers serve at the pleasure of the Board of Directors.

Vote Necessary to Approve Proposal 1

If a quorum is present at the meeting, directors are elected by a plurality of votes cast at the annual meeting.

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Stockholders do not have cumulative voting rights in the election of directors. You may vote for all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors recommends a vote FOR all the director nominees listed above.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The names of our executive officers, their ages as of October 3, 2017 and certain other information about them are set forth below:

Name	Age	Position
Eric Michel Dusseux	49	Chief Executive Officer and Director
Michal Prywata	26	Chief Technology Officer and Director
Leslie N. Markow	57	Chief Financial Officer
Timothy McCarthy	52	Chief Commercial Officer

Eric Michel Dusseux: Biographical information regarding Dr. Dusseux is set forth under “Election of Directors.”

Michal Prywata: Biographical information regarding Mr. Prywata is set forth under “Election of Directors.”

Leslie N. Markow: Chief Financial Officer. Ms. Markow has served as the Company’s Chief Financial Officer since September 2014. She is a CPA CA in Canada, a US CPA (Illinois) and Chartered Director. From 2002 to 2004 and since 2010, Ms. Markow has provided outsourced CFO, controller and financial services on a part-time basis to numerous public and private companies. In addition, in 2012-2013, Ms. Markow was the Chief Financial Officer of Stewardship Ontario, a supply chain operator of Blue Box and Orange Drop Programs for industry in the Province of Ontario. In 2010-2012, Ms. Markow was the Chief Financial Officer of Blue Ocean NutraSciences Inc. (formerly Solutions4CO2 Inc.), a public CO2 solution industrial company. From 2004 to 2010, Ms. Markow was the Director of Client Service for Resources Global Professionals, a NASDAQ-listed global consulting firm. From 1991-2002, she held various positions at SunOpta Inc. a TSX-NASDAQ listed company, which at that time was named Stake Technology Ltd. and was an industrial technology manufacturer, including as Chief Administrative Officer, Vice-President Regulatory Reporting & Compliance, Chief Financial Officer and Vice-President–Finance and Controller. Ms. Markow started her career in 1983 with predecessors of PricewaterhouseCoopers, ultimately holding a position as Senior Audit Manager and in 1991, she moved to SunOpta Inc. Ms. Markow is a member of the Board of Directors and Chairperson of the Audit Committee of Jemtec Inc., a Canadian public company that sells monitoring hardware and software. She also is a member of Financial Executives Canada, where she is a past National Board Director, Toronto Board Director, Toronto Chapter President and the winner of the Toronto Leadership Award, and is a faculty member of The Directors College, which is a joint venture of McMaster University and The Conference Board of Canada.

Timothy A. McCarthy: Chief Commercialization Officer. Mr. McCarthy has been our Chief Commercialization Officer since August 2016. From January 2014 through July 2016, Mr. McCarthy was the Chief Executive Officer of Medical Compression Systems, Inc., a Concord, Massachusetts-based medical device company developing smart compression treatments that enhance arterial, venous and lymphatic circulation, where he led a commercial stabilization and turnaround effort in order to prepare it for a merger & acquisition transaction in 2016. Prior to that, from December 2009 through May 2014, Mr. McCarthy was the President and Chief Executive Officer of iWalk Inc., a medical robotics company commercializing the M.I.T. invented BiOM T2 System; an actively powered lower limb bionic prosthesis to normalize gait. From April 2000 through November 2009, he held various positions at Ossur Americas (formerly Flex Foot), a leading global company in non-invasive orthopedics, culminating in the position of Vice President of Sales and Marketing (2003-2009). Prior to that, from January 1997 through March 2000, Mr. McCarthy was a Vice President/Principal of Northeast Rehab, Inc. and OMEX, Inc., a regional distributor of post-operative orthopedic rehabilitation products and DME billing services. From 1991 through 1997, he was first Area Sales Manager and then Regional Sales Manager for The Chattanooga Group, Inc., which represents itself as the world’s largest manufacturer of rehabilitation products for the treatment of orthopedic, neurological, and soft tissue disorders. Mr. McCarthy graduated cum laude from Northeastern University with a BS in Business Administration, and received his MBA from the University of California, Los Angeles.

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CORPORATE GOVERNANCE

Communications to the Board of Directors

Our Board of Directors maintains a policy of reviewing and considering communications from our stockholders and other interested parties. Any interested party who desires to contact the Board of Directors may do so by fax, telephone, or regular mail addressed to the Board of Directors, c/o Leslie Markow, Chief Financial Officer, 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9; telephone: (416) 640-7887 x108, email: lm@bioniklabs.com. Such communications can be sent to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the full Board. The Corporate Secretary will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-management directors, to the non-management directors. Stockholders can also send electronic communications to the Board via e-mail to Leslie Markow, our Chief Financial Officer, who will forward the communication to the intended recipient.

Our directors periodically review communications from stockholders and other interested parties and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. While we do not have a formal policy regarding attendance of annual meetings, directors are encouraged to attend the annual meeting of stockholders and receive communications directly from stockholders at that time. At our 2016 annual meeting, all of our directors except Robert Hariri attended in person or by teleconference.

Board Leadership Structure, Committees and Risk Oversight

The business and affairs of the Company are managed under the direction of our Board of Directors, which as of October 3, 2017, is comprised of Peter Bloch, Michal Prywata, Eric Michel Dusseux, Remi Gaston Dreyfus and Marc Mathieu.

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our Board of Directors.

Our Board of Directors does not currently have any standing committees, such as an audit committee or a compensation committee. However, the Board of Directors may establish such committees in the future, and will establish an audit committee and a compensation committee (and any other committees that are required) if the Company seeks to be listed on the Nasdaq Capital Market or other national securities exchange. We do not have a member of our board that also qualifies as an audit committee financial expert.

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the status and direction of the Company and the membership of the Board. Upon Mr. Bloch stepping down as Chief Executive Officer of the Company on September 1, 2017, the Chairman and Chief Executive Officer positions have been held by different persons.

Companies face a variety of risks, including financial reporting, legal, credit, liquidity, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee (if any), (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board as a whole oversees risk management after receiving briefings provided by management and advisors as well as its own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

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Board Meetings

During the fiscal year ended March 31, 2017, our Board of Directors met seven times. No director who served as such in the fiscal year ended March 31, 2017 attended less than 75% of the meetings held during such period, except Messrs. Hariri and Mathieu did not attend less than 70% of the meetings held during such period.

Director Nominations and Qualifications

Our Board of Directors has no nominating committee. The Board has determined that given its relatively small size, and as it continues to transition from a private company to a public company, director nominees could be selected, or recommended for our Board's selection, by the full Board. The Board does not currently have a charter or written policy with regard to the nomination process. The nominations of the directors standing for election at the 2017 Annual meeting were recommended and approved by our Board of Directors.

At this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our stockholders because historically we have not received recommendations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee's name and qualifications for board membership and should be addressed to: Leslie Markow, Chief Financial Officer, Bionik Laboratories Corp., 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, our Board of Directors as a whole considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Code of Ethics

We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Copies of our Code of Business Conduct and Ethics are available to stockholders without charge upon written request to Leslie Markow, Chief Financial Officer, at 483 Bay Street, N105, Toronto, Ontario Canada M5G 2C9. It can also be found on our website at www.bioniklabs.com.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market (“NASDAQ”) to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	The director is, or at any time during the past three years was, an employee of the company;
•	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things compensation for board or board committee service);

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•	A family member of the director is, or at any time during the past three years was, an executive officer of the company;
•	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
•	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
•	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Mr. Mathieu is considered an independent director.

Audit Report of the Board of Directors

The Board of Directors has reviewed and discussed the audited consolidated financial statements of Bionik Laboratories Corp. for the fiscal year ended March 31, 2017, with management and have reviewed related written disclosures of MNP LLP, our independent accountants of the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements. We have reviewed the written disclosures and the letter from MNP LLP required by regulatory and professional standards and have discussed with MNP LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, the Board of Directors recommends that the financial statements be included on Form 10-K for the fiscal year ended March 31, 2017.

We have also reviewed the various fees that we paid or accrued to MNP LLP during the year ended March 31, 2017, the three month transition period ended March 31, 2016, the year ended December 31, 2015 and the nine month transition period ended December 31, 2014 for services they rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services they rendered.

The following table shows the fees for professional services rendered by MNP LLP for the audit of our financial statements for the year ended March 31, 2017, the transition period ended March 31, 2016, the fiscal year ended December 31, 2015, the transition period ended December 31, 2014 and the fiscal year ended March 31, 2014, and fees billed for other services rendered by MNP LLP during those periods:

Fee Category	2017	2016T	2015	2014T
Audit Fees	$70,738	$61,912	$97,995	$70,216
Audit Related Fees	$27,525		$11,339
Tax Fees	$13,980		$8,998	$8,955
All Other Fees	$7,837	$10,618	$2,573
Total Fees	$120,080	72,530	$120,905	$79,171

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by the above auditors in connection with statutory and regulatory fillings or engagements. Audit-related fees consist of fees billed for professional services rendered for the review of U.S. Securities and Exchange Commission (“SEC”) filings or other reports containing the audited financial statements. Tax fees consist of fees to prepare the Company’s federal and state income tax returns. Other fees relate to advisory services related research on accounting or other regulatory matters.

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Pre-Approval Policies and Procedures

Our Board of Directors has not yet adopted a policy on pre-approval of audit and permissible non-audit services.

The Board of Directors:

Peter Bloch, Chairman

Michal Prywata

Eric Michel Dusseux

Remi Gaston Dreyfus

Marc Mathieu

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors as a whole is responsible for reviewing and approving the compensation of our executive officers and directors and our general compensation, benefits and perquisites policies and practices, including, without limitation, our incentive-compensation plans and equity-based compensation plans (in circumstances in which equity-based compensation plans are not subject to stockholder approval, such plans shall be subject to Board approval). The Board also responsible for reviewing and approving the goals and objectives relevant to the compensation of our Chief Executive Officer and reviewing and making recommendations to the Board with regard to the compensation of our directors. The Board may delegate to our Chief Executive Officer the responsibility for reviewing the compensation of our named executive officers other than the Chief Executive Officer. However, any recommendations by the Chief Executive Officer shall be submitted to, reviewed and approved by, the Board as a whole.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of Bionik for the periods indicated.

Name and Principal Position	Year(1)	Salary($)	Bonus ($)	Stock Awards ($)	Option Awards (2) ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Eric Michel Dusseux (3)	2016T	-	-	-	-		-	-		-
Chief Executive Officer	2015	-	-	-	-		-	-		-
	2014T	-	-	-	-		-	-		-

Peter Bloch (4)	2017	275,000	-	-	-		-	13,750		288,750
Former Chief Executive	2016T	48,061	-	-	-		-	4,757		52,818
Officer	2015	260,891	-	-	505,185	(5)	-	107,533	(6)	873,609
	2014T	100,491	-	-	419,829	(7)	-	80,000		600,320
Michal Prywata	2017	210,000	-	-	-		-	10,500		220,500
Chief Technology Officer	2016T	36,701	-	-	-		-	3,633		40,334
	2015	198,430	-	-	202,074	(5)	-	71,285	(8)	471,789
	2014T	145,460	-	-	419,829	(7)	-	-		565,289
Leslie N. Markow (9)	2017	210,000	-	-	-		-	10,500		220,500
Chief Financial	2016T	36,701	-	-	-		-	3,633		40,334
Officer	2015	131,727	24,000	-	488,789	(10)	-	4,997		649,513
	2014T	32,134	-	-	-		-	-		32,134
Timothy McCarthy (11)	2017	166,684	-	-	652,068	(12)	-	1,000		819,752
Chief Commercialization	2016T	-	-	-	-		-	-
Officer	2015	-	-	-	-		-	-
	2014T	-	-	-	-		-	-
Hermano Igo Krebs (13)	2017	103,027	-	-	-		-	1,000		104,627
Former Chief Science	2016T	-	-	-	-		-	-
Officer	2015	-	-	-	-		-	-
	2014T	-	-	-	-		-	-

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(1)	“2017” represents the year ended March 31, 2017. “2016T” refers to the Company’s three month transition period ended March 31, 2016. “2015” refers to the Company’s fiscal year ended December 31, 2015. “2014T” refers to the Company’s nine month transition period ended December 31, 2014.
(2)	For assumptions made in such valuation, see Note 10 to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K, commencing on page F-18.
(3)	On September 1, 2017, Mr. Dusseux was hired as our Chief Executive Officer.
(4)	Mr. Bloch has been a consultant to the Company since September 1, 2017, served as the Company’s Chief Executive Officer from April 2013 until September 1, 2017, and has acted as a consultant to Bionik Canada until August 2014. His consulting income in 2014 is reflected under All Other Compensation in the table.
(5)	On December 14, 2015, we issued 1,000,000 options to Mr. Bloch and 400,000 options to Mr. Prywata at an exercise price of $1.00 that vest equally over three years on the anniversary date starting December 14, 2016.
(6)	Represents additional compensation as a result of the successful consummation of the Company’s 2015 offering and going public transaction of $99,181 and a contribution to RRSP (Canadian IRA) and other benefits of $8,352.
(7)	On July 1, 2014, the Company issued 990,864 options to Messrs. Bloch, and Prywata at an exercise price of $0.23 with a term of 7 years, which vested on May 27, 2015. On February 26, 2015, as a result of the Company’s going public transaction, the options were revalued for each executive to $419,829 for a total of $839,658.
(8)	Represents additional compensation as a result of the successful consummation of the Company’s 2015 offering and going public transaction of $64,468 and RRSP (Canadian IRA) contributions and other benefits of $6,817.
(9)	Ms. Markow was hired by Bionik Canada on September 3, 2014 on a part-time basis and became a full time employee on September 16, 2015.
(10)	On November 24, 2015, we issued 400,000 options to Ms. Markow at an exercise price of $1.22, that vest equally over three years on the anniversary date starting November 24, 2016.
(11)	On August 8, 2016, Mr. McCarthy was hired as our Chief Commercial Officer with a base salary of $260,000.
(12)	On August 8, 2016, we issued 750,000 options to Mr. McCarthy at an exercise price of $1.00 that vest equally over three years on the anniversary date of August 1, 2016.
(13)	Dr. Krebs was appointed as our Chief Science Officer in April 2016 and stepped down from his Chief Science Officer position in June 2017. We intend to continue to pay him his salary until June, 2018 pursuant to certain provisions of his employment agreement. Dr. Krebs resigned from our Board on July 21, 2017.

Employment Agreements

Eric Michel Dusseux

The Company entered into an employment agreement with Dr. Dusseux on September 1, 2017, pursuant to which he serves as our Chief Executive Officer (the “Dusseux Employment Agreement”). Under the Dusseux Employment Agreement, Dr. Dusseux will receive an initial annual base salary of CDN$500,000. In addition, Dr. Dusseux may receive up to 50% of his base salary as a target bonus based on measurable performance goals to be mutually agreed upon once employment starts on a pro-rata basis in the first fiscal year.

The Company also entered into an Equity Compensation Agreement, dated September 1, 2017 (the “Dusseux Equity Compensation Agreement”), pursuant to which the Company is required to grant Dr. Dusseux a stock option representing a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant, which grant is required to be made as soon as practicable following September 1, 2017. The exercise price of the option will be equal to the fair market value of the underlying shares determined on the date of grant, and the expiration date will be the tenth (10th) anniversary of the date of grant. One-sixth of the option will be vested and exercisable as of its date of grant, and the unvested portion of the option will become vested and exercisable as follows:

•	50% in 5 equal annual installments on each of the five anniversaries of the date of the issuance of the option; and

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•	50% in 5 equal separate tranches annually based on Dr. Dusseux’s achievement of annual performance goals to be established by the Board in consultation with Dr. Dusseux. The extent to which each separate tranche becomes vested shall be determined by reference to Dr. Dusseux’s annual performance as measured by reference to the performance targets set for that performance period. In the event a specific tranche is not fully vested, that tranche shall not be forfeited, but shall remain outstanding, and may become vested as a result of Dr. Dusseux’s future performance at an above target level or as a result of accelerated vesting on the occurrence of any other event that triggers accelerated vesting.

The option, including any portion that is subject to vesting based on the period of Dr. Dusseux’s service and any portion that is subject to vesting on the basis of performance, shall be fully vested on the occurrence of any of the following conditions: (a) A Change of Control (as defined in the Company’s 2014 Equity Incentive Plan) or (b) Termination of Dr. Dusseux’s employment that constitutes a “separation from service” (as the phrase is used for purpose of Section 409A of the Internal Revenue Code of 1986, as amended), other than where such termination is for Cause (as defined in the Company’s 2014 Equity Incentive Plan) or if Dr. Dusseux resigns other than for Good Reason (as defined in the Company’s 2014 Equity Incentive Plan).

Peter Bloch

Bionik Canada entered into an employment agreement with Peter Bloch on July 7, 2014, pursuant to which he served as our Chief Executive Officer, on an indefinite basis, subject to the termination provisions described in the agreement. Pursuant to the terms of the agreement, Mr. Bloch received an annual base salary of $275,000 per annum since February 26, 2015. The salary was reviewed on an annual basis to determine potential increases based on Mr. Bloch’s performance and that of the Company. Mr. Bloch was also entitled to receive a target annual cash bonus of up to 50% of base salary. Mr. Bloch’s employment agreement contained customary non-competition and non-solicitation provisions pursuant to which Mr. Bloch agrees not to compete and solicit with the Company. Mr. Bloch also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Mr. Bloch resigned as Chief Executive Officer of the Company effective September 1, 2017. In connection with this departure, the Company and Mr. Bloch entered into a separation agreement, dated September 1, 2017 (the “Separation Agreement”).

Pursuant to the Separation Agreement, Mr. Bloch shall be paid all severance amounts owed under Section 5.4 of his employment agreement, which includes (a) US$412,500 for salary and (b) his full FY2018 bonus, based on certain objectives described in the Separation Agreement, on the earlier of (a) one month following the date on which the Company consummates a Qualified Financing and (b) March 31, 2018.

Pursuant to the Separation Agreement, Mr. Bloch is entitled to the following past earned bonus amounts: for FY2016: 90% of target bonus as defined in his employment agreement, which totals US$123,750; for FY2017: 50% of target bonus as defined in his employment agreement, which totals US$68,750. Such amounts will be payable on the earlier of (a) one month following the date on which the Company consummates a Qualified Financing and (b) March 31, 2018.

Effective September 1, 2017, Mr. Bloch commenced a new consulting position with the Company of EVP (Corporate Development and Finance) which shall continue until the later of (a) March 31, 2018 or (b) 3 months after a NASDAQ up-listing is completed if a NASDAQ up-listing is completed before March 31, 2018. Mr. Bloch will be paid a consulting fee of US$30,000 plus Canadian harmonized sales tax (HST)(recoverable by the Company) per month plus benefits, payable every 2 weeks (US$15,000 every 2 weeks plus HST).

Mr. Bloch’s remaining stock options automatically vested on September 1, 2017.

The permissible exercise term for all of Mr. Bloch’s stock options shall be 2 years from the date he leaves the Company as a consultant or an employee, for whatever reason.

The shares of the Company’s common stock underlying exchangeable shares owned by Mr. Bloch as of the date of the Separation Agreement will be registered for resale by December 31, 2017.

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Michal Prywata

Bionik Canada entered into an employment agreement with Michal Prywata on July 7, 2014, pursuant to which he serves as our Chief Operating Officer on an indefinite basis, subject to the termination provisions described in the agreement. Pursuant to the terms of the agreement, Mr. Prywata has received an annual base salary of $210,000 since February 26, 2015. The salary is reviewed on an annual basis to determine potential increases based on Mr. Prywata’s performance and that of the Company. On June 29, 2017, the Company changed his title to Chief Technology Officer.

Mr. Prywata is also entitled to receive a target annual cash bonus of up to 30% of base salary. Mr. Prywata is further entitled to a cash and option bonus based on a per patent creation basis, as determined by the Board of Directors.

In the event Mr. Prywata’s employment is terminated as a result of death, Mr. Prywata’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to their terms and conditions.

In the event Mr. Prywata’s employment is terminated as a result of disability, Mr. Prywata would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. Prywata’s employment is terminated by the Company for cause, Mr. Prywata would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event Mr. Prywata’s employment is terminated by the Company without cause, he would be entitled to receive 12 months’ pay and full benefits, plus one month for each year of service. Furthermore, Mr. Prywata will have six months after termination to exercise all vested options in accordance with the terms of the 2014 Incentive Plan. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Prywata agrees not to compete and solicit with the Company. Mr. Prywata also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Leslie N. Markow

Bionik Canada entered into an employment agreement with Leslie Markow on September 3, 2014, pursuant to which she serves as our Chief Financial Officer on a part-time, indefinite basis, subject to the termination provisions described in the agreement. On September 16, 2015, Ms. Markow was promoted to full time. Pursuant to the terms of the agreement, as amended, Ms. Markow receives an annual base salary of $210,000 payable semi-monthly in arrears. The salary is reviewed on an annual basis to determine potential increases based on Ms. Markow’s performance and that of the Company. Ms. Markow is also entitled to receive a target annual cash bonus of up to 30% of base salary, and a grant of options in an amount to be determined at the price of the Company’s going public transaction, upon the closing of the Company’s going public transaction, to vest over three years in equal annual installments.

In the event Ms. Markow’s employment is terminated as a result of death, Ms. Markow’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions of the plan.

In the event Ms. Markow’s employment is terminated as a result of disability, Ms. Markow would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

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In the event Ms. Markow’s employment is terminated by the Company for cause, Ms. Markow would be entitled to receive her annual salary, benefits and expenses incurred up to the date of termination.

In the event Ms. Markow’s employment is terminated by us without cause, or she decides to leave the Company, she would be entitled to receive six months but no more than nine months’ pay and full benefits. Furthermore Ms. Markow will have six months after termination to exercise all vested options in accordance with the terms of the plan. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Ms. Markow agrees not to compete and solicit with the Company. Ms. Markow also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Tim McCarthy

We entered into an employment agreement with Tim McCarthy on August 8, 2016, as amended as of August 2, 2017, pursuant to which he serves as our Chief Commercial Officer. Pursuant to the terms of the agreement, as amended, Mr. McCarthy receives an annual base salary of $260,000 payable semi-monthly in arrears. The salary is reviewed on an annual basis to determine potential increases based on Mr. McCarthy’s performance and that of the Company. Mr. McCarthy is entitled to receive a target annual cash bonus of up to 50% of his base salary, and received 750,000 options at $1.00 vesting over three years on the anniversary date. Pursuant to the amendment, Mr. McCarthy was further granted: (i) seven year options to purchase an aggregate of 1,500,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which vest equally over a three year period commencing one year from the date of grant and in the two subsequent years on the anniversary of the grant date; (ii) seven year options to purchase an aggregate of 250,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which vest upon, and if and only if, the Company achieves no less than $5.0 million in sales for the fiscal year ending March 31, 2019; and (iii) seven year options to purchase an aggregate of 250,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which shall vest upon, and if and only if, the Company achieves no less than $10.0 million in sales for the fiscal year ending March 31, 2020.

In the event Mr. McCarthy’s employment is terminated as a result of death, Mr. McCarthy’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to their terms and conditions.

In the event Mr. McCarthy’s employment is terminated as a result of disability, Mr. McCarthy would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. McCarthy’s employment is terminated by the Company for cause, Mr. McCarthy would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event Mr. McCarthy’s employment is terminated by us without cause, he would be entitled to receive nine months pay and benefits, plus one month pay for every full year of service to the Company, plus accrued vacation and pro rata bonus, if any. Furthermore Mr. McCarthy will have six months after termination to exercise all vested options in accordance with their terms. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Ms. Markow agrees not to compete and solicit with the Company. Mr. McCarthy also agreed to customary terms regarding confidentiality and ownership of intellectual property.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the end of the fiscal year ended March 31, 2017.

Option Awards

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price		Option Expiration Date

Eric Michel Dusseux	-		-		-		-

Peter Bloch	990,864	(1)	-		$0.23	(2)
	1,000,000	(3)	-		$1.00	(2)

Michal Prywata	990,864	(1)	-		$0.23		July 1, 2021
	133,333	(3)	-		$1.00		December 14, 2022
	-		267,667	(3)	$1.00		December 14, 2022

Leslie N. Markow	141,557	(4)	-		$0.23		February 16, 2022
	133,333	(5)	-		$1.22		November 24, 2022
	-		267,667	(5)	$1.22		November 24, 2022

Timothy McCarthy			750,000	(6)	$1.00		August 8, 2023

Hermano Igo Krebs(7)	73,992				$0.95		March 28, 2023
	286,238				$1.05		March 28, 2023

(1)	On July 1, 2014, Bionik Canada issued 2,972,592 options (adjusted for post-going public transaction) equally split between Messrs. Bloch, and Prywata at an exercise price of $0.23 with a term of 7 years, which vested May 27, 2015. All of such options were issued subject to and contingent on the successful consummation of the Offering and the going public transaction, which took place on February 26, 2015. Accordingly, such options are deemed issued as of February 26, 2015.
(2)	Pursuant to Mr. Bloch’s Separation Agreement dated September 1, 2017, all of such options expire two years from the date Mr. Bloch leaves the Company as a consultant or an employee.
(3)	On December 14, 2015, we issued 1,000,000 options to Mr. Bloch and 400,000 options to Mr. Prywata at an exercise price of $1.00 that vest equally over three years on the anniversary date starting December 14, 2016. On September 1, 2017, all of Mr. Bloch’s stock options automatically vested pursuant to the terms of his Separation Agreement.
(4)	On February 17, 2015, we issued 141,557 options (adjusted for post-going public transaction) to Ms. Markow at an exercise price of $0.23, that vested one-third immediately and two-thirds over the next two anniversary dates with an expiry date of seven years.
(5)	On November 24, 2015, we issued 400,000 options to Ms. Markow at an exercise price of $1.22, that vest equally over three years on the anniversary date starting November 24, 2016.
(6)	In August 8, 2016, we issued 750,000 options to Mr. McCarthy at an exercise price of $1.00, that vest equally over three years on the anniversary date of August 8, 2016.
(7)	On April 21, 2016, the options of Dr. Krebs originally granted to him by IMT were transferred from IMT to Bionik pursuant to the terms of the merger and the IMT option plan. Dr. Krebs stepped down from his Chief Science Officer position in June 2017, and Dr. Krebs resigned from our Board on July 21, 2017.

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On February 25, 2015, 262,904 post-going public transaction shares of Common Stock were issued to two former lenders connected with a $241,185 loan received and repaid in fiscal year 2013. As part of the consideration for the initial loan, Mr. Prywata and Mr. Caires, a former executive of the Company, collectively transferred 314,560 shares of Common Stock to the lenders. For contributing the shares of Common Stock to the lenders, the Company intends to reimburse them 320,000 shares of Common Stock; however these shares have not yet been issued.

Long-Term Incentive Plans and Awards

Since our incorporation on January 8, 2010 through March 31, 2017, we did not have any long-term incentive plans that provided compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception through March 31, 2017.

Securities Authorized for Issuance Under Equity Compensation Plans

We adopted, and a majority of our stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”). Under such plan, we may grant equity based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of up to 15% of our Common Stock and Common Stock reserved for issuance from the Exchangeable Shares are reserved for issuance under the 2014 Plan, and options for the purchase of 9,903,650 shares of our Common Stock have been granted and are outstanding as of March 31, 2017. The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of the Company and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company.

The table below sets forth information as of March 31, 2017 with respect to compensation plans under which our Common Stock or Exchangeable Shares are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	9,903,650	$0.59	4,613,433

Equity compensation plans not approved by security holders	–	–	–

Total	9,903,650		4,613,433

Director Compensation

During the year ended March 31, 2017, there were no amounts paid or stock awards made to our non-employee directors during the fiscal year ended March 31, 2017.

On December 14, 2015, Dr. Hariri, who resigned on October 3, 2017, and Mr. Mathieu were each granted 200,000 options exercisable at $1.00, which vest equally over three years on the anniversary date starting December 14, 2016. In addition, Dr. Hariri was granted 62,914 options on February 15, 2015, exercisable at $0.23, of which one third vested immediately and the remainder vested equally on the one year and two year anniversary of the date of grant.

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Our independent directors are each entitled to receive an annual cash payment of up to $20,000, as well as reimbursement for expenses incurred by them in connection with attending board meetings. The Company has accrued for these fees but has not paid any amounts during the year ended March 31, 2017. They also are eligible for stock option grants.

Mr. Bloch prior to his resignation as Chief Executive Officer, Mr. Prywata, and Dr. Krebs prior to his termination as Chief Science Officer, received compensation for their respective services to the Company as set forth above under “Compensation of Executive Officers.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures and Policies

We consider “related party transactions” to be transactions between our Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.

Our Board of Directors is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of independent directors is appointed by the Board of Directors. We do not have any formal policies or procedures for related party transactions.

Transactions with Related Parties

Since January 1, 2016, entities controlled by Mr. Dreyfus have made the following loans to the Company:

•	Effective as of December 23, 2016, the Company entered into a Subscription Agreement dated as of December 20, 2016, with existing investors of the Company, including entities controlled by Mr. Dreyfus, for the issuance of convertible notes. The Company borrowed an aggregate of $550,000 in this financing from entities controlled by Mr. Dreyfus.
•	On March 28, 2016, the Company borrowed an aggregate of $500,000 from entities controlled by Mr. Dreyfus.
•	In August and September, 2017, entities controlled by Mr. Dreyfus loaned the company an aggregate of $330,000 evidenced by convertible promissory notes.

In December 2015, Mr. Dreyfus received 250,000 options for certain consulting services rendered to the Company.

As of February 26, 2015, as part of the Company’s going public transaction, the Company spun off Strategic Dental Alliance, Inc., a Colorado corporation, a wholly-owned subsidiary of the Company and, until the Company’s going public transaction, the holder of certain of the Company’s assets and liabilities, to Messrs. Brian Ray and John Lundgreen, former directors and executive officers of the Company.

As of February 26, 2015, as part of the Company’s going public transaction and the resignation of Mr. Kibler as our predecessor’s Chief Executive Officer, we cancelled an aggregate of 90,207,241 shares of the Company’s Common Stock beneficially owned by AAK Ventures, LLC, a Delaware limited liability company controlled by Mr. Kibler.

In June, 2014, Olivier Archambaud, a former director of Bionik Canada, received payments and fees of CDN$233,000 for services rendered to Bionik with respect to a capital raise transaction, which he subsequently converted into 247,778 common shares of Bionik Canada at $0.81 ($0.90 CAD) per share. Subsequent to March 31, 2014, one advance amounting to $85,947 was settled by the issuance of 105,555 pre-transaction common shares to Mr. Archambaud.

As of March 31, 2017, we had aggregate advances repayable by Mr. Prywata of $18,731. The loan from Mr. Thiago Caires, a former executive officer and director, of $22,714 was forgiven as part of his termination. The loan to Mr. Prywata bears interest at a prescribed rate of 1% and is repayable on demand in Canadian dollars.

At March 31, 2017, there was $4,135 owing to Peter Bloch, $12,607 owing to Michal Prywata and $nil owing to Leslie Markow and Tim McCarthy for sums paid by them on behalf of Bionik for certain of its expenses.

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In connection with a CDN$250,000 loan obtained by Bionik Canada (which loan has been repaid), Bionik Canada agreed to transfer pre-transaction 83,574 common shares to the lenders. In addition, Messrs. Caires and Prywata also transferred 100,000 pre- transaction common shares to the loan holder and this will be reimbursed by the issuance of 320,000 Exchangeable Shares to Messrs. Caires and Prywata effective as of the date of the Company’s going public transaction. These shares have not yet been issued.

Dr. Krebs, a former director of Bionik, is a party to the Agreement and Plan of Merger with IMT, and acted as the shareholders representative pursuant to the terms of that agreement.

At the effective date of the merger, (a) Dr. Krebs received an aggregate of 5,190,376 shares of Bionik Common Stock in return for his ownership of IMT securities, in addition to his IMT options which are as of the effective date of the merger exercisable for an aggregate of 360,231 shares of the Common Stock of the Company and (b) Mr. Fried received an aggregate of 868,647 shares of Bionik Common Stock in return for his ownership of IMT securities, in addition to his IMT options which are as of the effective date of the merger exercisable for an aggregate of 1,597,178 shares of the Common Stock of the Company

An aggregate of $125,000 in principal amount is payable to Dr. Krebs, which with accrued interest are due and payable the earlier of December 31, 2017 and the date we raise new capital exceeding $15 million in cash. In addition, we paid an aggregate of approximately $33,000 in principal and interest on demand loans in favor of Dr. Krebs’ wife at or about the effective date of the acquisition of IMT.

An aggregate of approximately $130,000 was due to Dr. Krebs for past-due compensation and an aggregate of approximately $123,000 was due to Mr. Fried for past-due compensation, which amounts were paid at or about the effective date of the acquisition of IMT.

Dr. Krebs is a licensor to IMT pursuant to an Agreement dated June 8, 2009, of patent #8,613,691, pursuant to which IMT pays Dr. Krebs and the co-licensor an aggregate royalty of 1% of sales based on such patent. No sales have been made as the technology under this patent has not been commercialized.

Ariane Bloch, the spouse of Peter Bloch, performs certain human resources and administrative functions for the Company on a part-time basis. She is paid a fee of $2,500 per month for such services.

Sharon Krebs, the spouse of Dr. Krebs, supported international sales and distributors at a salary of $85,000 per annum. Ms. Krebs ceased working for the Company in May 2017.

Other than the above transactions, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 Regulation S-K. The Company is currently not a subsidiary of any company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of October 3, 2017 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of October 3, 2017 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

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The following table provides for percentage ownership assuming 102,044,615 shares are outstanding as of October 3, 2017, consisting of 54,135,279 shares of Common Stock and 47,909,336 Common Stock equivalents through the Exchangeable Shares. The percentages below also assume the exchange by all of the holders of Exchangeable Shares of Bionik Canada for an equal number of shares of our Common Stock in accordance with the terms of the Exchangeable Shares. Unless otherwise indicated, the address of each beneficial holder of our Common Stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned

Peter Bloch (1)(2)	8,074,768	7.76%
Michal Prywata (1)(3)	8,620,548	8.36%
Thiago Caires (1)(4)	7,496,351	7.35%
Olivier Archambaud (1)	7,210,768	7.07%
Leslie N. Markow (5)	274,890	*
Timothy McCarthy (6)	250,000	*
Hermano Igo Krebs (7)	5,190,376	5.07%
Marc Mathieu (8)	66,666	*
Eric Michel Dusseux (9)	1,020,446	*
Remi Gaston Dreyfus (1)(10)	3,454,225	3.38
All directors and executive officers as a group (7 persons)	21,761,543	20.33%

* Less than 1%

(1)	Such shares will initially be held as Exchangeable Shares for tax purposes. The Exchangeable Shares have the following attributes, among others:
•	Be, as nearly as practicable, the economic equivalent of the Common Stock as of the consummation of the Company’s going public transaction;
•	Have dividend entitlements and other attributes corresponding to the Common Stock;
•	Be exchangeable, at each holder’s option, for Common Stock; and
•	Upon the direction of our Board of Directors, be exchanged for Common Stock on the 10-year anniversary of the first closing of the Company’s 2015 offering, subject to applicable law, unless exchanged earlier upon the occurrence of certain events.

The holders of the Exchangeable Shares, through The Special Voting Preferred Stock, will have voting rights and other attributes corresponding to the Common Stock.

(2)	Includes options to acquire 990,864 Exchangeable Shares and 1,000,000 shares of our Common Stock.
(3)	Includes options to acquire 990,864 Exchangeable Shares and 133,333 shares of our Common Stock. Does not include 160,000 Exchangeable Shares expected to be issued to Mr. Prywata.
(4)	Does not include 160,000 Exchangeable Shares expected to be issued to Mr. Caires.
(5)	Represents options to acquire shares of our Common Stock.
(6)	Represents options to acquire shares of our Common Stock that vest within 60 days of October 3, 2017.
(7)	Includes options to acquire 360,231 shares of our Common Stock.
(8)	Represents options to acquire shares of our Common Stock.
(9)	Represents options to acquire shares of our Common Stock.
(10)	Of the Exchangeable Shares, 2,621,362 shares are held through Lombard International Assurance SA. and 749,529 shares are held through a French SAS holding company named RGD Investissements. Also includes options to acquire 250,000 shares of our Common Stock.

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PROPOSAL FOR

APPROVAL OF AMENDMENT TO THE COMPANY’S

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

(Proposal 2 on Proxy Card and Voting Instruction Form)

General

Our Board of Directors has adopted a resolution declaring advisable and recommending to the stockholders for their approval a proposal to amend the Company’s restated certificate of incorporation, as amended to date, to effect a reverse stock split of the Company’s issued and outstanding Common Stock at any whole number ratio up to one for forty (the “Reverse Stock Split”). Approval of this Proposal Number 2 would grant our Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split, at any time within twelve months after the date stockholder approval for the Reverse Stock Split is obtained from our stockholders, with the exact exchange ratio and timing of the Reverse Stock Split (if at all) to be determined at our Board’s discretion. Our primary reason for seeking to effect the Reverse Stock Split is that the Reverse Stock Split could better enable us to move toward an eventual listing of our stock on the NASDAQ Capital Market or other national securities exchange.

Our Board’s decision whether or not (and when) to effect a Reverse Stock Split (and at what whole number ratio to effect the Reverse Stock Split) will be based on a number of factors, including market conditions, existing and anticipated trading prices for our Common Stock and the initial listing requirements of the NASDAQ Capital Market.

A sample form of the certificate of amendment relating to this Proposal Number 2, which we would complete and file with the Secretary of State of the State of Delaware to carry out the Reverse Stock Split, is attached to this proxy statement as Schedule A (the “Amendment”). Stockholders are encouraged to review this carefully as it would modify the capitalization of the Company upon its effectiveness.

As explained below, we are asking our stockholders to approve this Proposal Number 2 because we believe a Reverse Stock Split would result in a higher price per share for the outstanding shares of our Common Stock, which we require to satisfy the initial listing requirements of the NASDAQ Capital Market or other national securities exchange and make our stock more marketable to investors, retail and institutional alike, as investors often have restrictions associated with, or concerns about investing in, “penny” or other low priced stocks. In addition, as explained below, the Reverse Stock Split, if approved by our stockholders and implemented by our Board, would result in an effective increase in the number of authorized shares of Common Stock available to us for future issuance to fund our continued operations and to grow our business.

What to Expect from a Reverse Stock Split

If approved by our stockholders, the Reverse Stock Split would be implemented simultaneously for all of our then-outstanding Common Stock and Exchangeable Shares (the “Old Shares”) and the exchange ratio would be the same for all of our issued and outstanding shares of Common Stock and Exchangeable Shares. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, because fractional shares would be rounded up to the nearest whole share. Shares of Common Stock and Exchangeable Shares issued pursuant to the Reverse Stock Split (the “New Shares”) would remain fully paid and nonassessable. The Reverse Stock Split would not affect our continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. Upon becoming effective, the Reverse Stock Split would automatically convert outstanding Old Shares into a smaller fraction of New Shares, depending upon which conversion ratio our Board may select. Outstanding derivative securities, such as options and warrants, exercisable for, or convertible into, our Common Stock or Exchangeable Shares would be proportionally adjusted, as would the exercise and conversion prices of those derivative securities. The Company’s single outstanding share of Special Voting Preferred Stock will not be subject to the Reverse Stock Split, but the Exchangeable Shares which vote through such share will be subject to the Reverse Stock Split.

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The information in the following table summarizes the possible effect of the Reverse Stock Split based upon our issued and outstanding equity, as of October 3, 2017:

Split Ratio for Issued and Outstanding Shares	Common Stock and Exchangeable Shares Outstanding after the Reverse Stock Split (1)	Warrant and Option Shares reserved after the Reverse Stock Split (1)	Common Stock Authorized after the Reverse Stock Split (2)	Post-Split Common Stock Authorized but Unissued and Unreserved after the Reverse Stock Split (3)
1 for 20	5,102,231	1,902,268	150,000,000	142,995,501
1 for 25	4,081,785	1,521,815	150,000,000	144,396,401
1 for 30	3,401,487	1,268,179	150,000,000	145,330,334
1 for 35	2,915,560	1,087,010	150,000,000	145,997,429
1 for 40	2,551,115	951,134	150,000,000	146,497,750

(1)	As of October 3, 2017, we had the following issued and outstanding equity: (i) 54,135,279 shares of Common Stock; (ii) 47,909,336 Exchangeable Shares; (iii) option awards to acquire up to 23,982,338 shares of Common Stock or Exchangeable Shares; and (iv) warrants to acquire up to 14,063,028 shares of Common Stock. Does not include warrants to purchase shares of common stock issued to certain noteholders of the Company between December 2016 and October 3, 2017, and that may be issued subsequent to October 3, 2017. The number of shares underlying such warrants are currently indeterminable, and are based upon a formula as set forth in the respective warrant agreements evidencing such warrants.
(2)	Assumes the number of authorized shares of Common Stock prior to any increase pursuant to Proposal 3 later in this proxy statement.
(3)	The actual number of shares of Common Stock available after the Reverse Stock Split may be higher or lower depending on the number of fractional shares that are rounded up in the Reverse Stock Split and as the result of rounding calculations for outstanding equity awards.

As of October 3, 2017, the Company had approximately 7,192,622 authorized, but unissued and available and unreserved, shares of Common Stock. Consequently, the Reverse Stock Split would have the important effect of increasing the number of authorized and available shares of Common Stock to approximately 142,995,501 shares (at the 1 for 20 ratio) and 146,497,750 shares (at the 1 for 40 ratio).

In addition, all other things being equal, a reverse stock split by a publicly traded company reduces the number of shares outstanding but leaves the market capitalization of the Company the same, which should increase the price per share of the Company’s stock. Put another way, after a reverse stock split, the enterprise value of the Company is spread over fewer shares and so the per share price of the stock should be commensurately higher. As an example, a hypothetical company with a market value of $12.5 million and 50 million shares outstanding would have a trading price of $0.25 per share ($12.5 million divided by 50 million), while the same company with only 1.25 million shares outstanding would have a trading price of $10.00 per share ($12.5 million divided by 1.25 million). We can therefore anticipate, but can give no assurance, that the Reverse Stock Split would proportionately increase the per share trading price of our outstanding Common Stock by an amount approximately equal to the inverse of the ratio selected by the Board (for example, an increase of 40 times current trading price for a one-for-forty Reverse Stock Split).

Rationale for a Reverse Stock Split

National Securities Exchange Listing

Our primary reason for seeking to effect the Reverse Stock Split is that the Reverse Stock Split could better enable us to move toward an eventual listing of our stock on the NASDAQ Capital Market or other national securities exchange. Our Common Stock is currently quoted on the OTCQB market. Alternative markets like the OTCQB market are generally considered to be less efficient and not as widely followed as other exchanges like those operated by NASDAQ, for instance. We intend to seek to have our Common Stock trade on the Nasdaq Capital Market, which we believe will help support and maintain stock liquidity and company recognition for our stockholders. In order for us to list our Common Stock on NASDAQ, we must satisfy certain listing standards, including a minimum bid price. For example, listing standards of the Nasdaq Capital Market would require that our Common Stock have a minimum bid price of at least $4.00 per share for 30 trading days in any 60 trading day period. As of October 3, 2017, the minimum price bid for our Common Stock as reported on the OTCQB market was $0.20 per share. Therefore, the Reverse Stock Split could help us move toward satisfying the minimum bid price listing standards of a national securities exchange like the Nasdaq Capital Market.

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While no assurances can be given, our Board believes that the Reverse Stock Split should result in an increase in our price per share, and thereby help us meet the $4.00 per share minimum bid price requirement.

Our Board does not believe that our stock price could trade above $4.00 on its own accord in the short term, and therefore it is in our Company’s best interests and in the interests of our stockholders to seek approval of Proposal Number 2 to effect the Reverse Stock Split.

Additionally, by listing on the Nasdaq Capital Market or other national securities exchange, we believe a greater number of investors could become interested in our Company and we can consider and pursue a wider range of future financing options to support our ongoing development and acquisition programs. To move our products through the development, clinical, regulatory and reimbursement processes, we will need to raise additional money. We believe being listed on a national securities exchange, such as the Nasdaq Capital Market, is valued by many investors such as large institutions.

Penny Stock; Trading

We also believe that the Reverse Stock Split could improve the marketability and liquidity of our Common Stock while we continue to progress towards achieving our business objectives. Trading in our securities is subject to the “penny stock” rules of the SEC. The SEC has adopted regulations that generally define a penny stock to be any unlisted equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could be limiting the market price and liquidity of our securities. In addition to the “penny stock rules” imposed by the SEC, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers due to the trading volatility often associated with low-priced stocks. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. There is no assurance that we will not continue to be subject to the “penny stock rules” after the reverse split.

Furthermore, we believe that a number of institutional investors and investment funds are reluctant to invest in lower priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell his, her or its shares, or are less likely to be followed by institutional securities research firms. We believe that the reduction in the number of issued and outstanding shares of our Common Stock caused by the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may encourage further interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our Common Stock than that which currently exists.

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Effective Increase in Authorized Shares

Because the Reverse Stock Split would decrease the number of shares of Common Stock outstanding and the number of shares reserved for outstanding derivative securities, such as warrants and options, without changing the Company’s authorized capital in any way, there would be a greater proportion of shares available for issuance following the Reverse Stock Split, as set forth above. We believe this effective increase in the number of shares authorized but unissued is important to the future growth of the Company because we expect to raise additional funds in order to fund our working capital and other corporate needs, for future acquisitions of assets, programs or businesses, and for other corporate purposes.

The Reverse Stock Split would not have any immediate effect on the proportionate voting power or other rights of our existing stockholders. However, upon issuance, any additional shares of authorized Common Stock issued would have rights identical to our currently outstanding shares of Common Stock. To the extent that the additional authorized shares of capital stock are issued in the future, they may decrease the voting rights of existing stockholders and, depending on the price at which they are issued, could be economically dilutive to existing stockholders and have a negative effect on the market price of the Common Stock. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership of the Company. We could also use the additional shares of capital stock for potential strategic transactions including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations, and investments, although we have no definitive present plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of our stock. However, we believe the effective increase in our authorized capital will be important to preserving our ability to opportunistically acquire assets and technologies to grow our business; a vote against this proposal could therefore hurt our ability to grow our business and complete our existing product development efforts.

Management is unaware of any specific effort to obtain control of the Company, and has no present intention of using the proposed effective increase in the number of authorized shares of Common Stock as an anti-takeover device. However, our authorized, but unissued, capital stock could be used to make an attempt to effect a change in control more difficult.

Certain Risks Associated with the Reverse Stock Split

While we believe the proposed Reverse Stock Split is critically important to our Company and its stockholders, the Reverse Stock Split does carry with it several significant risks.

We cannot assure you, for example, that the market price per share of our Common Stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. For example, using the closing price of our Common Stock on October 3, 2017 of $0.245 per share as an example, if our Board were to implement the Reverse Stock Split at a one for forty ratio, we cannot assure you that the post-split market price of our Common Stock would be or would remain at a price of forty times greater than $0.245, or $9.80 ($0.245 x 40). In some cases, the market price of a company’s shares declines after a reverse stock split. Thus, while our stock price might meet the listing requirements for the Nasdaq Capital Market initially, we cannot assure you that it would continue to do so for the thirty days necessary to meet its initial listing requirements.

The market price of our Common Stock will also be based on our performance and other factors, most of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

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There can, however, be no assurance that either or both of the Reverse Stock Split and a possible exchange listing will increase the liquidity of the market for our Common Stock. In particular, based on an approximate public float number of approximately 54,000,000 outstanding shares of Common Stock, the Reverse Stock Split will reduce the number of publicly held shares of our Common Stock (i.e., the holdings of persons other than our officers, directors, and significant stockholders) to approximately 4,014,154 shares (if effected on a 1-for-20 basis) and to approximately 2,007,076 shares (if effected on a 1-for-40 basis). The relatively small number of shares in the public float could materially and adversely affect the liquidity of our Common Stock following the Reverse Stock Split. In addition, we anticipate that as a result of the reverse split, the holdings of some of our stockholders will be reduced to less than a “round lot” (100 shares). Such holders could find it difficult to sell such “odd lots” and are likely to incur increased transaction costs should they seek to do so.

We also cannot assure you that the Reverse Stock Split will result in per share stock prices that will attract additional investors or increase analyst coverage. In addition, a successful Reverse Stock Split does not guarantee the Company will continue to satisfy the other initial or continued listing requirement of the Nasdaq Capital Market or other national securities exchange.

Certain Risks Associated with Not Adopting the Reverse Stock Split Charter Amendment

Failure to carry out the Reverse Stock Split also carries several significant risks:

•	As of October 3, 2017, we had approximately 7,192,622 shares of unissued and unreserved shares of authorized Common Stock. Because we currently use equity financings to fund substantially all our operations and for acquisition currency, and we have outstanding indebtedness which by its terms are convertible into our capital stock, we believe that this number of authorized shares remaining would be insufficient to continue operating our business as currently conducted or as proposed to be conducted. Failure to conduct the Reverse Stock Split therefore carries with it a high likelihood that we will not have sufficient shares of Common Stock to raise necessary capital, satisfy our obligations under our outstanding convertible indebtedness, or acquire additional businesses or assets.

•	If our stockholders do not approve the Reserve Stock Split, we would be unable to list our Common Stock on the Nasdaq Capital Market or other national securities exchange, thereby making it likely that the liquidity and market price of our stock will remain low and discourage future investments in our Company.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the stockholders approve this Proposal Number 2 to authorize our Board to implement the Amendment and our Board of Directors decides to implement the Amendment, we will amend Section FIFTH of our Amended and Restated Certificate of Incorporation to replace same with substantially the following paragraph:

“Subject to the remainder of this Article FIFTH, effective on [_____], 201[_] (the “Effective Time”), a reverse stock split of the Common Stock will be effected such that every [_______] shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) will be reclassified and converted into one share of Common Stock (the “New Common Stock”), automatically and without any action on the part of the holder thereof, subject to the treatment of fractional share interests as described below. Each old certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such Old Certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded to the next higher whole number of shares of Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which new certificates (the “New Certificates”) shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that transfer taxes are not payable. From and after the Effective Time, the amount of capital represented by the shares of New Common Stock into which and for which the shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.”

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If this Proposal Number 2 is approved by our stockholders, we would file the Amendment with the Delaware Secretary of State at such time as our Board of Directors has determined the appropriate effective time for the Reverse Stock Split. Our Board of Directors may delay effecting the Amendment without resoliciting stockholder approval to any time within twelve months after the date stockholder approval is obtained (if at all). The Amendment would become effective on the date the Amendment is filed with the Delaware Secretary of State (the “Reverse Split Effective Date”). Beginning on the Reverse Split Effective Date, each certificate representing Old Shares would be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Reverse Split Effective Date, stockholders would be notified that the Reverse Stock Split has been effected. Holders of Old Shares may then surrender certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures required by our transfer agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, would automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL NOTIFIED OF THE REVERSE SPLIT EFFECTIVE DATE.

Fractional Shares

No fractional shares would be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, would be entitled to rounding up of their fractional share to the nearest whole share.

Effect on Convertible Shares, Options, Warrants and Other Securities

All outstanding options, warrants and other securities, including the Exchangeable Shares, entitling their holders to purchase or acquire shares of our Common Stock would be adjusted as a result of the Reverse Stock Split, as required by the terms of each security. In particular, the conversion ratio for each security would be reduced proportionately, and the exercise price, if applicable, would be increased proportionately, in accordance with the terms of each security and based on the exchange ratio implemented in the Reverse Stock Split.

Accounting Matters

The Amendment is not expected to affect the Common Stock capital account on our balance sheet. As of the Reverse Split Effective Date, the stated capital on our balance sheet attributable to our Common Stock is expected to be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account is expected to be credited with the amount by which the stated capital is reduced. In future financial statements, we would restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split. The per share net income or loss and net book value of our Common Stock would be increased because there would be fewer shares of our Common Stock outstanding.

Discretionary Authority of the Board of Directors to Abandon Reverse Stock Split

Our Board reserves the right to abandon the Amendment without further action by our stockholders at any time before the effectiveness of the filing with the Delaware Secretary of State of the certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation, even if the Reverse Stock Split has been authorized by our stockholders at the Annual Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Reverse Stock Split, if it should so decide.

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No Dissenter’s Rights

Neither Delaware law, the Company’s Amended and Restated Certificate of Incorporation, nor the Company’s amended and restated by-laws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.

Vote Necessary to Approve Proposal 2; Directors’ Recommendation

Approval of this Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock and Exchangeable Shares, voting together as a single class, outstanding and entitled to vote on the matter, either in person or by proxy, at the meeting. The Board of Directors recommends a vote for the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of the Company’s issued and outstanding Common Stock as described in this Proposal Number 2.

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PROPOSAL FOR APPROVAL OF

AN AMENDMENT TO OUR

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

FROM 150,000,000 TO 250,000,000 SHARES

(Proposal 3 on Proxy Card and Voting Instruction Form)

Our Board of Directors proposes that our stockholders consider and approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of our Common Stock from 150,000,000 to 250,000,000 shares.

Our Company is currently authorized to issue up to 150,000,000 shares of Common Stock, $0.001 par value. At October 3, 2017, there were 54,135,279 shares of Common Stock outstanding, and our Board of Directors had reserved:

•	approximately 47,909,336 shares of Common Stock for issuance upon conversion of our Exchangeable Shares;
•	approximately 23,982,338 shares of Common Stock for issuance upon exercise of outstanding options and rights granted under our employee equity incentive plans;
•	approximately 2,717,397 shares of Common Stock for possible future grants under our employee equity incentive plans; and
•	approximately 14,063,028 shares of Common Stock for issuance upon exercise of currently outstanding warrants, not including shares underlying outstanding warrants and warrants that may be issued under an existing convertible note offering of which the number of underlying shares are as yet indeterminable.

Accordingly, at October 3, 2017, only approximately 7,192,622 shares of our Common Stock remained unreserved and available for future issuance. This does not include an as-yet-to-be determined number of securities that may be issued upon the possible conversion of outstanding convertible promissory notes.

Purposes of this Proposal

The proposed amendment would increase the number of shares of Common Stock that we are authorized to issue from 150,000,000 to 250,000,000 shares.

If this proposal is approved, we may use such additional shares of Common Stock for, among other things:

•	raising working capital;
•	providing equity incentives to employees, officers or directors;
•	establishing strategic relationships with other companies;
•	expanding our business through acquisitions and other investment opportunities;
•	paying existing and future obligations and commitments; and
•	for general corporate purposes.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. Currently, we have no definitive plans or arrangements to issue any such shares, except to the extent of preexisting commitments as set forth above.

The holders of our Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Stockholders should recognize that the issuance of additional shares of Common Stock might dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could be dilutive to existing stockholders and have a negative effect on the trading price of our Common Stock.

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Discretionary Authority of the Board of Directors to Abandon Authorized Share Increase

Our Board reserves the right to abandon the Amendment to increase our authorized shares without further action by our stockholders at any time before the effectiveness of the filing with the Delaware Secretary of State of the certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation, even if the authorized share increase has been authorized by our stockholders at the Annual Meeting. Our Board expects to abandon the authorized share increase if and when the Board determines to proceed with the Reverse Stock Split. By voting in favor of the authorized share increase, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the authorized share increase, if it should so decide.

Required Vote and Board Recommendation

Our Board of Directors has unanimously approved a proposal to amend our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 150,000,000 shares to 250,000,000 shares. The Board of Directors has recommended that this proposal be presented to our stockholders for approval. The text of the form of proposed amendment to our Amended and Restated Certificate of Incorporation to increase the authorized shares of Common Stock to 250,000,000 shares is included as an attachment to this proxy statement in Appendix A. If the amendment is approved by our stockholders and our Board determines to file the amendment, it will become effective upon the acceptance for filing of a Certificate of Amendment of our Amended and Restated Certificate of Incorporation, as amended, by the Secretary of State of the State of Delaware. If our stockholders do not approve either this proposal or the Reverse Stock Split, our ability to fund our future operations through the sale of shares of our Common Stock may be adversely impacted.

The proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock and Exchangeable Shares, voting together as a single class, outstanding and entitled to vote on the matter, either in person or by proxy, at the meeting. As a result, abstentions and broker non−votes will have the same effect as “Against” votes. The Board Of Directors recommends a vote FOR the proposal to increase the total number of authorized shares of our Common Stock from 150,000,000 to 250,000,000 shares as described in this Proposal Number 3.

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PROPOSAL FOR

RATIFICATION OF AUDITORS

(Proposal 4 on Proxy Card and Voting Instruction Form)

On July 22, 2017, the Board of Directors approved the appointment of MNP LLP as the independent registered public accounting firm to conduct our financial audit for the year ending March 31, 2018, and solicits the ratification of this appointment by the stockholders.

Neither MNP LLP, any of its members nor any of its associates, to the best of our knowledge, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants. Representatives of MNP LLP are expected to be present at the annual meeting, where such representatives will have the opportunity to make a statement if they desire to do so and are expected to be able to respond to appropriate questions.

Vote Necessary to Ratify Proposal 4

The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of the independent registered public accounting firm. The Board of Directors recommends a vote FOR the ratification of appointment of the independent registered public accounting firm as described in this Proposal Number 4.

LEGAL PROCEEDINGS

No material legal proceedings, to which we are a party or to which our property is subject, is pending or is known by us to be contemplated in which any officer, director or any owner of record or beneficial owner of more than five percent of any class of our voting securities is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten (10%) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the principal exchange upon which such securities are traded or quoted. Reporting Persons are also required to furnish copies of such reports filed pursuant to Section 16(a) of the Exchange Act with the Company.

Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner in the fiscal year ended March 31, 2017.

PROPOSALS OF STOCKHOLDERS FOR PRESENTATION

AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS

We anticipate that the next annual meeting of stockholders will be held in August, 2018. Any stockholder who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of stockholders must do so in writing in accordance with our Amended and Restated Bylaws and Rule 14a-8 of the Exchange Act, and it must be received at our principal executive offices no later than June 7, 2018 in order to be considered for inclusion in the proxy statement for the 2018 annual meeting of stockholders. For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

In order for any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) to be presented directly at next year’s annual meeting, we must receive written notice of the proposal by August 21, 2018. If such notice is received, proxies may be voted at the discretion of management if we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

As a reporting company, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our Common Stock is quoted on the OTCQB market under the symbol “BNKL.”

“HOUSEHOLDING” OF PROXY MATERIALS

When multiple stockholders have the same address, the SEC permits companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials and the Notice of Internet Availability of Proxy Materials (the “Notice”) to them. This process is commonly referred to as “householding.” The Company does not participate in householding, but some brokers may for stockholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the Notice or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise. If, at any time, you would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another stockholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. The Company promptly will deliver to a stockholder who received one copy of the Notice or proxy materials as a result of householding a separate copy upon the stockholder’s written or oral request directed to Bionik Laboratories Corp., 483 Bay Street, N105, Toronto, Ontario Canada M5G 2C9; Telephone: (416) 640-7887 x108; Email: lmarkow@bioniklabs.com.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended March 31, 2017, including financial statements, is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. Additional copies are available to stockholders without charge upon written request to Leslie Markow, Chief Financial Officer, at 483 Bay Street, N105, Toronto, Ontario Canada M5G 2C9.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Eric Michel Dusseux

DATE: October 5, 2017	Eric Michel Dusseux

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Appendix A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BIONIK LABORATORIES CORP.

Bionik Laboratories Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.            The name of the Corporation is Bionik Laboratories Corp. and the Corporation was originally incorporated pursuant to the DGCL on June 25, 2013.

2.            That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Certificate of Incorporation of the Corporation as amended and restated to date (as amended and restated, the “Certificate of Incorporation”), declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which proposed amendment is as follows:

[FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 250,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). Preferred Stock may be issued from time to time in one or more series and/or classes (“Series”). The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in Series and, by filing a certificate pursuant to the DGCL (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to established from time to time one or more Series, by fixing and determining the number of shares to be included in each such Series, and to fix the designation, powers, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each Series is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

(i)          the designation of such Series, which may be by distinguishing number, letter or title;

(ii)          the number of shares of the Series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)          the amounts payable on, and the preferences, if any, of shares of the Series in respect of dividends payable and any other class or classes of capital stock of the Company, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)          dates on which dividends, if any, shall be payable;

(v)          whether the shares of such Series shall be subject to redemption by the Company, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the Series;

(vi)          the terms and amount of any sinking fund provided for the purchase or redemption of shares of the Series;

A-1

(vii)          the amounts payable on and the preferences, if any, of shares of the Series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

(viii)          whether the shares of the Series shall be convertible into or exchangeable for shares of any other Series, or any other security, of the Company or any other corporation, and, if so, the specification of such other Series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)          restrictions on the issuance of shares of the same Series or of any other Series; and

(x)          whether the holders of the shares of such Series shall be entitled to vote, as a Series or otherwise, on any and all matters of the Company to which holders of Common Stock are entitled to vote.

The Common Stock shall be subject to the express terms of the Preferred Stock and any Series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all matters presented to the stockholders.]

Article FIFTH of the Certificate of Incorporation shall be amended by deleting same in its entirety and replacing same with:

FIFTH: Subject to the remainder of this Article FIFTH, effective on [_____], 201[_] (the “Effective Time”), a reverse stock split of the Common Stock will be effected such that every [______] shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) will be reclassified and converted into one share of Common Stock (the “New Common Stock”), automatically and without any action on the part of the holder thereof, subject to the treatment of fractional share interests as described below. Each old certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such Old Certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded to the next higher whole number of shares of Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which new certificates (the “New Certificates”) shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that transfer taxes are not payable. From and after the Effective Time, the amount of capital represented by the shares of New Common Stock into which and for which the shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

A-2

3.            That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 242 of the DGCL.

4.            That the foregoing amendment shall be effective as of [_____], 201[_].

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of _______, 201__.

By:
Name:
Title:

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NOTICE TO HOLDERS OF EXCHANGEABLE SHARES

Annual Meeting of Stockholders of Bionik Laboratories Corp. to be held on November 6, 2017

Our records show that you hold Exchangeable Shares of Bionik Laboratories Inc., a Canadian company and an indirect subsidiary of Bionik Laboratories Corp. The Exchangeable Shares provide you with economic and voting rights that are, as nearly as practicable, equivalent to those of holders of shares of Common Stock of Bionik Laboratories Corp., including the right to attend and vote at meetings of the Common Stockholders of Bionik Laboratories Corp. Bionik Laboratories Corp. will be holding an annual meeting (the “Annual Meeting”) of its Common Stockholders on November 6, 2017:

(1)	To elect five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)	To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of its issued and outstanding Common Stock of up to 1:40.

(3)	To approve an amendment to the Company’s certificate of incorporation to increase the total number of authorized shares of our Common Stock from 150,000,000 to 250,000,000 shares.

(4)	To ratify the appointment of MNP LLP as independent registered public accounting firm for the fiscal year ending March 31, 2018; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

At the Annual Meeting you will have voting rights, based on the number of Exchangeable Shares you hold. You are permitted to instruct Computershare Trust Company of Canada, the Trustee under a Voting and Exchange Trust Agreement as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you or a person designated by you a proxy to exercise personally the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed Voting Instruction Form to the Trustee by 5:00 p.m., Eastern time, on November 5, 2017. The Trustee will not be obligated to act on any instructions received after that time.

You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated Voting Instruction Form. No notice of revocation or later-dated Voting Instruction Form, however, will be effective unless received by the Trustee prior to 5:00 p.m., Eastern time, on November 5, 2017.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the Voting Instruction Form in the envelope provided in order to ensure that your Exchangeable Shares will be represented at the Annual Meeting.

Only registered holders of Exchangeable Shares are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy as described above. You may be a beneficial owner of Exchangeable Shares (a “Non-Registered Holder”) if your Exchangeable Shares are registered either:

(i)	in the name of an intermediary (an “Intermediary”) with whom you deal in respect of the Exchangeable Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of trusts; or

(ii)	in the name of a clearing agency of which the Intermediary is a participant.

Bionik Laboratories Corp. has distributed copies of the Notice of Meeting, the Proxy Statement and this Notice to Exchangeable Shareholders (collectively, the “meeting materials”) to Intermediaries who are required to forward these meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive meeting materials you will be given either:

(i)           a voting instruction form, which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which specifies the number of Exchangeable Shares beneficially owned by you but which is otherwise uncompleted. This voting instruction form need not be signed by you. In this case, if you wish to direct the voting of the Exchangeable Shares held by you or attend and vote at the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the voting instruction form and deposit it with the Trustee prior to 5:00 p.m., Eastern time, on November 5, 2017; or

(ii)           a voting instruction form, which must be completed and signed by you in accordance with the directions on the voting instruction form.

The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the Exchangeable Shares you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. A Non-Registered Holder generally may revoke a voting instruction form given to an Intermediary by providing written notice to the Intermediary in a reasonable time period prior to the Annual Meeting. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies and contact their Intermediaries promptly if they need assistance.

VOTING INSTRUCTION FORM

Annual Meeting of Stockholders of Bionik Laboratories Corp. to be held on November 6, 2017

1.	We are sending you the enclosed proxy related materials that relate to the 2017 Annual Meeting of Stockholders of Bionik Laboratories Corp. You are receiving these materials because you are a holder, or the intermediary identified above is a holder on your behalf, of Exchangeable Shares of Bionik Laboratories Inc., an indirect subsidiary of Bionik Laboratories Corp., and you are entitled to vote the Exchangeable Shares at the meeting. In order to vote, you must instruct Computershare Trust Company of Canada (the “Trustee”) to vote on your behalf by completing this Voting Instruction Form (“VIF”) or attend the meeting in person.
2.	We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instruction to us promptly.
3.	If you wish to attend the meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the meeting or any adjournment or postponement thereof, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse). You may also appoint a designated agent or representative of Bionik Laboratories Corp. to act on your behalf at the meeting.
4.	This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.
5.	If this VIF is not dated, it will be deemed to bear the date on which it is caused to be mailed by the Trustee to you.
6.	When properly signed and delivered, securities represented by this VIF will be voted as directed by you; however, if such a direction is not made in respect of any matter, the exchangeable shares you hold, or that are held on your behalf, will not be voted.
7.	This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Meeting or other matters as may properly come before the meeting or any adjournment or postponement thereof.
8.	Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.
9.	By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct use with respect to the voting of, the Exchangeable Shares.
10.	If you have any questions regarding the enclosed documents, please contact the representative who services your account.
11.	This VIF should be read in conjunction with the accompanying documentation provided by management of Bionik Laboratories Corp.

VIF’s submitted must be received by 5:00 p.m. Toronto Time

On Sunday, November 5, 2017

You must return this VIF by mail in the envelope provided to you to the tabulation agent at the following address:

Bionik Laboratories

Attention: Leslie Markow, Tabulation Agent

483 Bay Street, N105

Toronto, Ontario, Canada

M5G 2C9

Email: lm@bioniklabs.com

Voting by internet or telephone are not available, and unless your VIF is received by the tabulation agent by the time and date stated above, the Exchangeable Shares you hold, or that are held on your behalf, will not be voted.

Appointment of Proxyholder

I/We, being holder(s) of exchangeable shares (“Exchangeable Shares”) of Bionik Laboratories Corp. hereby appoint: Computershare Trust Company of Canada (the “Trustee”)	OR	If you wish to attend in person or appoint someone else to attend on your behalf, print your name or the name of your appointee in this space (see Note #3 on reverse).

As my/our appointee to attend, act and to vote in accordance with the following direction and on all other matters that may properly come before the Annual Meeting of Stockholders of Bionik Laboratories Corp. to be held at 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9 on November 6, 2017 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. Management and directors of Bionik Laboratories Corp. are not currently aware of any other matters to be presented at the meeting.

Executed proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director, FOR the resolution approving an amendment to our certificate of incorporation to effect a reverse split of our issued and outstanding Common Stock of up to 1:40, FOR the resolution approving the amendment to the Company’s certificate of incorporation to increase the total number of authorized shares of our Common Stock from 150,000,000 to 250,000,000 shares, FOR the ratification of the appointment of MNP LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018, and in accordance with the judgment of the persons named as proxies in the form of proxy on such other business or matters which may properly come before the annual meeting. Other than the matters set forth in the Notice of Annual Meeting accompanying this proxy statement, we know of no matters to be brought before the annual meeting.

IMPORTANT NOTE: IF NO DIRECTION IS MADE, FOR, OR AGAINST, OR ABSTAIN, THE HOLDER’S EXCHANGEABLE SHARES WILL NOT BE VOTED.

☐ Please mark your votes as in this example using dark ink only.

1.            The election of the following nominees to the Company’s Board of Directors to serve until the 2017 Annual Meeting of Stockholders: Peter Bloch, Michal Prywata, Eric Michel Dusseux, Marc Mathieu and Remi Gaston Dreyfus.

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY to vote for all nominees

☐	WITHHOLD AUTHORITY FOR:

Peter Bloch	☐
Michal Prywata	☐
Eric Michel Dusseux	☐
Marc Mathieu	☐
Remi Gaston Dreyfus	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “WITHHOLD AUTHORITY” and check the box next to each nominee you wish to withhold authority.

2.	To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of its issued and outstanding Common Stock of up to 1:40.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve an amendment to the Company’s certificate of incorporation to increase the total number of authorized shares of our Common Stock from 150,000,000 to 250,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	The ratification of MNP, LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2018.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature(s):	Date:

Authorized Signature(s) – This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated.

___/___/___

BIONIK LABORATORIES CORP.

Annual Meeting of Stockholders

November 6, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
To Be Held on November 6, 2017

BIONIK LABORATORIES CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Eric Michel Dusseux and Leslie Markow, and each of them, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $0.001 per share, of Bionik Laboratories Corp. (the “Company”), which the undersigned will be entitled to vote if personally present at the 2017 Annual Meeting of the Stockholders of the Company to be held on November 6, 2017, at 10:00 a.m., Eastern time, or any adjournment or postponement thereof, at 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9, upon matters set forth in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders dated October 5, 2017, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.

Executed proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director, FOR the resolution approving an amendment to our certificate of incorporation to effect a reverse split of our issued and outstanding Common Stock of up to 1:40, FOR the resolution approving the amendment to the Company’s certificate of incorporation to increase the total number of authorized shares of its Common Stock from 150,000,000 to 250,000,000 shares, FOR the ratification of the appointment of MNP LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018, and in accordance with the judgment of the persons named as proxies in the form of proxy on such other business or matters which may properly come before the annual meeting. Other than the matters set forth in the Notice of Annual Meeting accompanying this proxy statement, we know of no matters to be brought before the annual meeting.

Please check here if you plan to attend the Annual Meeting of Stockholders on November 6, 2017 at 10:00 a.m. (ET). ☐

PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE

(Continued and to be signed on Reverse Side)

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 VOTE ON INTERNET Go to http://www.vstocktransfer.com/proxy and log-on using the below control number. CONTROL # VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided. VOTE IN PERSON If you would like to vote in person, please attend the Annual Meeting to be held on November 6, 2017 at 10:00 a.m. ET. Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Annual Meeting Proxy Card - Bionik Laboratories Corp. Common Stock DETACH PROXY CARD HERE TO VOTE BY MAIL The Board of Directors recommends you vote FOR each director nominee: (1) The election of the following nominees to the Company's Board of Directors to serve until the 2018 Annual Meeting of Stockholders: Peter Bloch, Michal Prywata, Eric Michel Dusseux, Remy Gaston Dreyfus and Marc Mathieu. FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW: 01 Peter Bloch 02 Michal Prywata 03 Eric Michel Dusseux 04 Remy Gaston Dreyfus 05 Marc Mathieu VOTE FOR VOTE AGAINST ABSTAIN (2) To approve an amendment to the Company's certificate of incorporation to effect a reverse stock split of its issued and outstanding Common Stock of up to 1:40; VOTE FOR VOTE AGAINST ABSTAIN (3) To approve an amendment to the Company's certificate of incorporation to increase the total number of authorized shares of our Common Stock from 150,000,000 to 250,000,000 shares; VOTE FOR VOTE AGAINST ABSTAIN (4) The ratification of MNP, LLP as the Company's independent public accountants for the fiscal year ending March 31, 2018. VOTE FOR VOTE AGAINST ABSTAIN Date Signature Signature, if held jointly Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. To change the address on your account, please check the box at right and indicate your new address. * SPECIMEN * AC:ACCT9999 90.00